UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 12, 2021

JMP Group LLC

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36802 (Commission File Number)	47-1632931 (IRS Employer Identification No.)
600 Montgomery Street, Suite 1100
San Francisco, CA 94111
(Address of principal executive offices, including zip code)

(415) 835-8900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares representing limited liability company interests in JMP Group LLC	JMP	New York Stock Exchange
JMP Group LLC 6.875% Senior Notes due 2029	JMPNZ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information set forth in Item 8.01 below as to the satisfaction and discharge of the Indenture (as defined below) is incorporated by reference into this Item 1.02.

Item 8.01.	Other Events.

On November 12, 2021, JMP Group LLC (the “Company”) issued a press release announcing that it caused notices to be issued to the holders of its 6.875% Senior Notes due 2029 (CUSIP No. 46629U404; NASDAQ: JMPNZ) (the “Notes”) regarding the Company’s exercise of its option to redeem all of the issued and outstanding Notes pursuant to the terms of the Indenture for the Notes dated as of September 26, 2019, between the Company and U.S. Bank National Association, as trustee, as supplemented by the First Supplemental Indenture dated as of September 26, 2019 (as so supplemented, the “Indenture”). The Company will redeem all $36.0 million in aggregate principal amount of the outstanding Notes on December 13, 2021 (the “Redemption Date”). The Notes will be redeemed at 100% of their principal amount ($25 per Note), plus the accrued and unpaid interest thereon from September 30, 2021, through, but excluding, the Redemption Date. In addition, pursuant to the terms of the Indenture, on November 12, 2021, the Company irrevocably deposited funds with the trustee under the Indenture in an amount sufficient to pay and discharge all obligations with respect to the Notes not previously delivered to the trustee for cancellation, including the redemption price of and accrued interest on the Notes to be redeemed on the Redemption Date. As a result, the Indenture with respect to the Notes was satisfied and discharged in accordance with its terms, and the Company and the guarantors party to the Indenture have been released from their obligations under the Indenture with respect to the Notes. A copy of the press release announcing the redemption of all of the Notes and the satisfaction and discharge of the Indenture with respect to the Notes is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
99.1	Press Release issued by the Company, dated November 12, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JMP GROUP LLC

Date: November 12, 2021	By:	/s/ Raymond Jackson
Raymond Jackson
Chief Financial Officer